Exhibit 99.2

For Release: January 23, 2008
Contact: Lisa Razo, Merchants Bank, at (802) 865-1838

Merchants Bancshares, Inc. Announces 2007 Results

SOUTH BURLINGTON, VT--Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, today announced net income of $10.86 million or diluted earnings per share of $1.76 for the year ended December 31, 2007. This compares with net income of $10.87 million or diluted earnings per share of $1.73 from the previous year. Merchants earned $2.92 million or diluted earnings per share of 48 cents for the quarter ended December 31, 2007, compared to net income of $2.83 million or diluted earnings per share of 45 cents for the same quarter of the previous year. Merchants also announced the extension through January 2009 of its stock buyback program, originally adopted in January 2006. Merchants may repurchase 200,000 shares of its common stock on the open market from time to time, and had purchased 59,118 shares through December 31, 2007 under the program. Merchants previously announced the declaration of a dividend of 28 cents per share, payable February 14, 2008, to shareholders of record as of January 31, 2008.

The return on average assets was 0.96% for 2007 and 1.00% for the quarter ended December 31, 2007, compared to 0.98% and 1.00%, respectively, for the same periods in 2006. The return on average equity was 15.37% for the year and 16.03% for the fourth quarter of 2007, compared to 16.24% and 16.30%, respectively, for the same periods in 2006.

"Credit and interest rate market conditions during 2007 were challenging," said Michael R. Tuttle, Merchants' President and CEO. "Results for 2007 were flat compared to 2006, in spite of the addition of $1.15 million to our allowance for loan losses and further margin compression. Continued growth in loans and noninterest income, coupled with good control over noninterest expense, were important factors in our 2007 results. The year ahead will offer both significant challenges and opportunities to improve performance."

Merchants recorded a $300 thousand provision for credit losses during the fourth quarter of 2007, and $1.15 million year to date; no provision for credit losses was recorded during 2006. The increase in the provision for 2007 was primarily a result of increases in nonperforming loans and growth in the overall loan portfolio during 2007. Nonperforming loans ended the year at $9.23 million, a $6.53 million increase from December 31, 2006 balances. The net increase during the year was primarily attributable to $6.9 million in loans related to a residential construction project. At December 31, 2007, the allowance for loan losses was $8.00 million, 1.09% of total loans and 87% of non-performing loans. Net charge-offs for 2007 totaled $81 thousand, compared to net recoveries of $198 thousand for 2006. Merchants had two small properties with a combined value of $475 thousand in Other Real Estate Owned ("OREO") at December 31, 2007. Nonperforming assets as a percentage of total assets were 0.83%.

Net interest income was $38.21 million for 2007, a decrease of $498 thousand from 2006, and was $9.63 million for the fourth quarter of 2007, a decrease of $134 thousand from the same quarter of the prior year. Merchants' net interest margin has continued to come under pressure during 2007, and decreased 13 basis points during 2007. Total average earning assets have increased $25 million to $1.08 billion for 2007 compared to 2006, and the rate earned on those assets has increased 10 basis points to 6.01% for the same time period. The rate earned on Merchants' loan portfolio dropped six basis points during 2007, as a result of both an overall

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lower interest rate environment and increases in nonperforming loans. At the same time, the average rate earned on Merchants' investment portfolio increased by 13 basis points as Merchants was able to replace amortization in the portfolio with higher yielding assets. Merchants' cost of funds increased 29 basis points when comparing 2007 to 2006. Merchants experienced continued migration to its time categories from its transaction categories during the year. Average time deposits for the fourth quarter of 2007 were $28.61 million higher than for the fourth quarter of 2006, while average Savings, NOW and Money Market accounts were $23.12 million lower for the same time period. The cost of transaction accounts was unchanged from 2006 to 2007, while the cost of time deposits increased 63 basis points. Merchants raised rates on time deposits during the first three quarters of the year to be competitive in the local marketplace. These rates have started to moderate as short-term interest rates have moved down during the last two quarters.

Total assets increased $33.79 million to $1.17 billion at December 31, 2007 from $1.14 billion at December 31, 2006. Total loans increased to $731.51 million at December 31, 2007 from $689.28 million at December 31, 2006. Increases in average balances were driven primarily by growth in residential mortgages and commercial loans.

Merchants' investment portfolio increased to $365.59 million at December 31, 2007 from $339.57 million at December 31, 2006. Merchants took advantage of the steepening yield curve toward the end of 2007 and increased the investment portfolio by $62.86 million during the fourth quarter of 2007. These investments were funded by a mix of Federal Home Loan Bank borrowings and structured repurchase agreements. During the fourth quarter, Merchants' long term repurchase agreement position increased $21.50 million and its long term FHLB borrowing position increased $17.53 million. The average spread earned on the leveraged investment trades was approximately 130 basis points.

Average deposits for the fourth quarter of 2007 were $874.41 million, an increase of $9.44 million from quarterly average deposits for the fourth quarter of last year of $864.97 million. Merchants continued to make progress with its business banking deposits and introduced new programs during 2007. A more integrated approach to packaging deposit accounts and services has facilitated customer movement of funds to the most advantageous structures. Although growth in balances was moderate, the number of banking relationships continues to grow.

Merchants' noninterest income increased $520 thousand for the fourth quarter of 2007, compared to the same quarter in 2006; and $1.29 million for 2007, compared to 2006. Excluding losses on investment securities, noninterest income increased $508 thousand for the fourth quarter of 2007, compared to the same quarter in 2006; and $926 thousand when comparing 2007 to 2006. Merchants wound up an investment in a limited partnership during the fourth quarter of 2007 and recognized a reduction in equity in losses of real estate limited partnerships of approximately $260 thousand. The balance of the year over year increase is a result of a combination of increased Trust revenue, increased debit card revenue and increased overdraft fee income. Total noninterest expenses decreased $8 thousand for the fourth quarter of 2007, and decreased by $302 thousand, when comparing 2007 to 2006. This decrease is primarily a result of decreases in employee benefits, which decreased $58 thousand for the fourth quarter of 2007, compared to 2006 and decreased $502 thousand for 2007, compared to 2006. The primary reason for this change is a reduction in Merchants' employer match for its 401(k) plan for 2007. Merchants' expenses related to OREO increased during 2007 as OREO balances grew to $475 thousand at year end.

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Mr. Michael Tuttle, Merchants' President and Chief Executive Officer; and Ms. Janet Spitler, Merchants' Chief Financial Officer, will host a conference call to discuss these earnings results at 9:30 a.m. Eastern Time on Friday, January 25, 2008. Interested parties may participate in the conference call by dialing (888) 428-4480; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call a few minutes prior to register. A replay will be available until noon on Friday, February 1, 2008. The U.S. replay dial-in telephone number is (800) 475-6701. The international replay telephone number is (320) 365-3844. The replay access code for both replay telephone numbers is 902415.

The continuing mission of Merchants Bank is to provide Vermonters with a state-wide community bank that blends a strong technology platform with a genuine appreciation for local markets. Merchants Bank fulfills this commitment through a branch-based system that includes 36 community bank offices and 44 ATMs throughout Vermont, Personal Bankers dedicated to top-quality customer service and streamlined solutions, including: Personal Checking and Savings with Free Checking for Life®, a low-cost Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, Free Debit Card, and Free Automated Phone Banking; Business Banking with Business Online Banking and Bill Pay, Business Lines of Credit and Merchant Card Processing; Small Business Loans; Health Savings Accounts; Credit Cards; Flexible Certificates of Deposit; Vehicle Loans; Home Equity Credit; and Home Mortgages. Visit mbvt.com for more information. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

-continued-

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Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(In thousands except share and per share data)

	12/31/07	09/30/07	12/31/06	09/30/06

Balance Sheets - Period End
Total assets	$1,170,743	$1,116,079	$1,136,958	$1,126,197
Loans	731,508	739,175	689,283	679,884
Allowance for loan losses ("ALL")	8,002	7,726	6,911	6,858
Net loans	723,506	731,449	682,372	673,026
Securities available for sale	361,512	298,338	333,958	371,519
Securities held to maturity	4,078	4,395	5,615	6,058
Federal funds sold, securities purchased under agreements
to resell, and other short-term investments	20,100	15,500	42,000	--
Other assets	61,547	66,397	73,013	75,594
Deposits	867,437	866,948	877,352	857,058
Securities sold under agreement to repurchase and
other short-term borrowings	98,917	84,484	90,547	93,791
Securities sold under agreement to repurchase, long-term	41,500	20,000	20,000	20,000
Other long-term debt	62,117	44,586	53,863	59,382
Junior subordinated debentures issued to
unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	4,846	7,435	4,880	6,585
Shareholders' equity	75,307	72,007	69,697	68,762
Balance Sheets - Quarter-to-Date Averages
Total assets	$1,169,811	$1,113,404	$1,130,370	$1,114,026
Loans	730,688	727,159	685,284	660,069
Allowance for loan losses	7,840	7,217	6,882	6,703
Net loans	722,848	719,942	678,402	653,366
Securities available for sale	335,484	293,081	346,532	380,252
Securities held to maturity	4,247	5,424	5,615	6,313
Federal funds sold, securities purchased under agreements
to resell, and other short-term investments	38,227	26,389	26,500	123
Other assets	69,005	68,568	73,321	73,972
Deposits	874,406	871,969	864,966	863,099
Securities sold under agreement to repurchase and
other short-term borrowings	94,785	80,579	92,779	88,370
Securities sold under agreement to repurchase, long-term	35,646	20,000	20,000	20,000
Other long-term debt	60,811	44,843	55,778	50,353
Junior subordinated debentures issued to
unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	10,780	5,458	6,710	6,087
Shareholders' equity	72,764	69,936	69,518	65,498
Interest earning assets	1,113,760	1,057,167	1,070,107	1,053,930
Interest bearing liabilities	958,669	913,927	930,485	920,467
Ratios and Supplemental Information - Period End
Book value per share	$13.05	$12.43	$11.87	$11.57
Book value per share (1)	$12.35	$11.78	$11.25	$10.99
Tier I leverage ratio	8.14%	8.45%	8.24%	8.29%
Tangible capital ratio	6.42%	6.44%	6.11%	6.21%
Period end common shares outstanding (1)	6,096,737	6,113,818	6,196,328	6,257,938
Credit Quality - Period End
Nonperforming loans ("NPLs")	$9,231	$9,934	$2,698	$2,867
Nonperforming assets ("NPAs")	9,706	9,934	2,956	3,179
NPLs as a percent of total loans	1.26%	1.34%	0.39%	0.42%
NPAs as a percent of total assets	0.83%	0.89%	0.26%	0.28%
ALL as a percent of NPLs	87%	78%	256%	239%
ALL as a percent of total loans	1.09%	1.05%	1.00%	1.01%

(1)	This book value and period end common shares oustanding includes 325,789, 322,981, 323,038 and 316,258 Rabbi Trust shares for

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Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(In thousands except share and per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Operating Results
Interest income
Interest and fees on loans	$11,987	$11,682	$47,269	$43,446
Interest and dividends on investments	4,577	4,565	17,330	18,554
Total interest and dividend income	16,564	16,247	64,599	62,000
Interest expense
Deposits	4,551	4,191	17,960	14,669
Short-term borrowings	900	1,047	3,503	4,060
Long-term debt	1,485	1,247	4,923	4,560
Total interest expense	6,936	6,485	26,386	23,289
Net interest income	9,628	9,762	38,213	38,711
Provision for credit losses	300	--	1,150	--
Net interest income after provision for credit losses	9,328	9,762	37,063	38,711
Noninterest income
Trust Company income	506	443	1,957	1,763
Service charges on deposits	1,461	1,282	5,474	5,276
Loss on investment securities	--	(12)	(97)	(464)
Equity in losses of real estate limited partnerships, net	(217)	(399)	(1,484)	(1,669)
Other noninterest income	879	795	3,494	3,145
Total noninterest income	2,629	2,109	9,344	8,051
Noninterest expense
Salaries, wages and employee benefits	3,976	3,964	15,632	16,149
Occupancy and equipment expenses	1,518	1,561	6,013	6,021
Legal and professional fees	653	712	2,411	2,432
Marketing expenses	298	407	1,199	1,455
Other real estate owned (OREO)	58	7	383	52
Other noninterest expense	1,645	1,505	6,650	6,481
Total noninterest expense	8,148	8,156	32,288	32,590
Income before provision for income taxes	3,809	3,715	14,119	14,172
Provision for income taxes	893	883	3,261	3,301
Net income	$ 2,916	$ 2,832	$10,858	$10,871
Ratios and Supplemental Information
Weighted average common shares outstanding	6,112,689	6,246,096	6,148,494	6,275,709
Weighted average diluted shares outstanding	6,127,279	6,267,318	6,164,441	6,299,763
Basic earnings per common share	$ 0.48	$ 0.45	$ 1.77	$ 1.73
Diluted earnings per common share	0.48	0.45	1.76	1.73
Return on average assets	1.00%	1.00%	0.96%	0.98%
Return on average shareholders' equity	16.03%	16.30%	15.37%	16.24%
Net interest rate spread	3.04%	3.26%	3.18%	3.37%
Net interest margin	3.44%	3.62%	3.56%	3.69%
Efficiency ratio (1)	62.29%	64.78%	62.45%	63.75%

(1)

The efficiency ratio excludes amortization of intangibles, equity in losses of real estate limited partnerships, OREO expenses, gain/loss on sales of securities, state franchise taxes, and any significant nonrecurring items.

Note:	As of December 31, 2007, the Bank had off-balance sheet liabilities in the form of standby letters of credit to customers in the amount of $5.22 million.

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